Exhibit 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) is entered into as of June 18, 2020, by and between The Dun & Bradstreet Corporation, a Delaware corporation (the “Company”) and Joe Reinhardt (the “Employee”).

WHEREAS, the Company and Employee entered into that certain Employment Agreement, dated as of February 8, 2019 (the “Employment Agreement”);

WHEREAS, the Company and the Employee desire to enter into this Amendment to amend certain terms of the Employment Agreement; and

WHEREAS, capitalized terms that are not defined herein shall have the same meaning as set forth in the Employment Agreement unless specified to the contrary.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.                                      The existing Section 11 shall be renamed to Section 11(a) and the following new Section 11(b) shall be added to the Employment Agreement:

“This Agreement does not limit or interfere with Employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with any self-regulatory organization or U.S. federal, state, or local governmental or law enforcement branch, agency, commission, or entity (collectively, a “Government Entity”) for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Entity, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Entity, provided that in each case, such communications, participation, and disclosures are consistent with applicable law.  Additionally, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  If Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the trade secret to the Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.  All disclosures permitted under this Section 11(b) are herein referred to as “Permitted Disclosures.”  Notwithstanding the foregoing, under no circumstance will Employee be authorized to disclose any Confidential and Proprietary Information as to which the Company may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of Company’s General Counsel or other authorized officer designated by the Company.”

2.                                      The following paragraph shall be added to the end of Section 26(b):

“Notwithstanding any provision to the contrary in this Agreement, no payment under this Agreement which constitutes an item of deferred compensation under Section 409A and becomes payable by reason of the Employee’s termination of employment with the Employer will be made to the Employee unless the Employee’s termination of employment constitutes a “separation from service” (as such term is defined for purposes of Section 409A).  In addition, no such payment or distribution will be made to the Employee prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Employee’s “separation from service” (as such term is defined for purposes of Section 409A) or (ii) the date of the Employee’s death, if the Employee is deemed at the time of such separation from service to be a “specified employee” within the meaning of that term under Section 409A and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A.  All payments and benefits which had been delayed pursuant to the immediately preceding sentence shall be paid (without interest) to the Employee in a lump sum upon expiration of such six-month period (or if earlier upon the Employee’s death).”

3.                                      References.  All references in the Employment Agreement to “this Agreement” and any other references of similar import shall hereinafter refer to the Employment Agreement as amended by this Amendment.

4.                                      Remaining Provisions.  Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect.  This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

5.                                      Governing Law.  This Amendment shall be construed and interpreted in accordance with the laws of the State of Florida.

6.                                      Amendment Effective Date.  This Amendment shall be effective as of the date hereof.

7.                                      Counterparts.  This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The Dun & Bradstreet Corporation

By:	/s/ Roslynn Williams
	Name:	Roslynn Williams
	Title:	Chief Legal Officer

EMPLOYEE:

/s/ Joe Reinhardt
Joe Reinhardt